Exhibit 99.1
ENDO REPORTS FIRST-QUARTER 2019 FINANCIAL RESULTS

•	First-quarter 2019 revenues increased 3 percent to $720 million compared to first-quarter 2018 revenues of $701 million

•	First-quarter 2019 Sterile Injectables revenues increased 25 percent to $270 million compared to first-quarter 2018 revenues of $216 million

•	First-quarter 2019 Branded Pharmaceuticals - Specialty Products revenues increased 19 percent to $115 million compared to first-quarter 2018 revenues of $97 million

•	Company affirms 2019 financial guidance
DUBLIN, May 9, 2019 -- Endo International plc (NASDAQ: ENDP) today reported first-quarter 2019 financial results, including:

•	Revenues of $720 million, an increase of 3 percent compared to first-quarter 2018 revenues of $701 million.

•	Reported net loss from continuing operations of $13 million compared to first-quarter 2018 reported net loss from continuing operations of $498 million.

•	Reported diluted loss per share from continuing operations of $0.06 compared to first-quarter 2018 reported diluted loss per share from continuing operations of $2.23.

•	Adjusted income from continuing operations of $122 million compared to first-quarter 2018 adjusted income from continuing operations of $151 million.

•	Adjusted diluted earnings per share from continuing operations of $0.53 compared to first-quarter 2018 adjusted diluted earnings per share from continuing operations of $0.67.

•	Adjusted EBITDA of $334 million compared to first-quarter 2018 adjusted EBITDA of $334 million.
"We are extremely pleased with Endo's continued strong operational performance during the first quarter, led by double-digit revenue growth in our Sterile Injectables segment and in the Specialty Products portfolio of our Branded Pharmaceuticals segment. Additionally, during the quarter we completed a debt refinancing which increases our operational flexibility," said Paul Campanelli, President and Chief Executive Officer of Endo. "We are on target to meet our previously provided full-year financial guidance and we remain focused on executing our multi-year turnaround plan, which includes continuing our regulatory and pre-commercialization activities to successfully bring CCH for cellulite to market."

FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018	Change
Total Revenues, Net	$720,411	$700,527	3%
Reported Loss from Continuing Operations	$(12,612)	$(497,738)	NM
Reported Diluted Weighted Average Shares	224,594	223,521	—%
Reported Diluted Loss per Share from Continuing Operations	$(0.06)	$(2.23)	NM
Adjusted Income from Continuing Operations	$122,083	$150,783	(19)%
Adjusted Diluted Weighted Average Shares[1]	231,634	224,955	3%
Adjusted Diluted Income per Share from Continuing Operations	$0.53	$0.67	(21)%
__________

(1)
Diluted per share data is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.

CONSOLIDATED RESULTS
During the first quarter of 2019, Endo changed the names of its reportable segments. This change, which was intended to simplify the segments' names, had no impact on Endo's consolidated or segment results.
Total revenues were $720 million in first-quarter 2019 compared to $701 million during the same period in 2018. This increase was primarily attributable to continued strong growth in the Sterile Injectables segment and the Specialty Products portfolio of the Branded Pharmaceuticals segment, partially offset by competitive pressures in the Generic Pharmaceuticals segment, the Established Products portfolio of the Branded Pharmaceuticals segment, and the International segment.
GAAP net loss from continuing operations in first-quarter 2019 was $13 million compared to GAAP net loss from continuing operations of $498 million during the same period in 2018. This result was primarily attributable to a first-quarter gain related to the current year debt refinancing transactions and a reduction in asset impairment charges. GAAP diluted net loss per share from continuing operations in first-quarter 2019 was $0.06 compared to GAAP diluted net loss per share from continuing operations of $2.23 in first-quarter 2018.
Adjusted income from continuing operations in first-quarter 2019 was $122 million compared to $151 million in first-quarter 2018. Adjusted diluted income per share from continuing operations in first-quarter 2019 was $0.53 compared to $0.67 in first-quarter 2018.

BRANDED PHARMACEUTICALS
First-quarter 2019 Branded Pharmaceuticals revenues were $204 million compared to $200 million in first-quarter 2018. This increase was primarily attributable to continued strong growth of our Specialty Products portfolio, offset by ongoing generic competition in our Established Products portfolio.
Specialty Products revenues increased 19 percent to $115 million in first-quarter 2019 compared to first-quarter 2018, primarily driven by the continued strong performance from XIAFLEX®. Sales of XIAFLEX® increased 20 percent to $69 million compared to first-quarter 2018; this increase was primarily attributable to underlying volume growth in both the Peyronie’s Disease and Dupuytren’s Contracture indications.
Additionally, the Company presented new Phase 3 data from the Collagenase Clostridium Histolyticum (CCH) for cellulite clinical trials at the American Academy of Dermatology conference.
STERILE INJECTABLES
First-quarter 2019 Sterile Injectables revenues were $270 million, an increase of 25 percent compared to first-quarter 2018. This increase was primarily attributable to the third-quarter 2018 launch of ertapenem for injection, the authorized generic of INVANZ®, as well as the continued strong growth of ADRENALIN® and VASOSTRICT®. The increase in volume for VASOSTRICT® during the quarter included a benefit from the timing of shipments.
In March, the U.S. Food and Drug Administration (FDA) removed vasopressin from the 503B Bulks List. As a result, it is now unlawful for outsourcing facilities to sell compounded vasopressin products unless they compound those products using an FDA-approved vasopressin. VASOSTRICT® is the only vasopressin product approved by the FDA.
GENERIC PHARMACEUTICALS
First-quarter 2019 Generic Pharmaceuticals revenues were $219 million compared to $249 million in first-quarter 2018. This performance was primarily attributable to increased competitive pressure on certain generic products that had limited competition in the first quarter of 2018. Partially offsetting the decrease was the impact of certain 2018 product launches including, among others, colchicine tablets, the authorized generic of Colcrys®. During first-quarter 2019, the Generic Pharmaceuticals segment launched aliskiren hemifumarate tablets.

INTERNATIONAL PHARMACEUTICALS
First-quarter 2019 International Pharmaceuticals revenues were $28 million, compared to $35 million in the same period in 2018.
2019 FINANCIAL GUIDANCE
For the twelve months ending December 31, 2019, at current exchange rates, Endo is affirming its previously provided guidance on revenue, adjusted diluted earnings per share from continuing operations and adjusted EBITDA from continuing operations. The Company estimates:

•	Total revenues to be between $2.76 billion and $2.96 billion;

•	Adjusted diluted earnings per share from continuing operations to be between $2.00 and $2.25; and

•	Adjusted EBITDA from continuing operations to be between $1.24 billion and $1.34 billion.
The Company’s 2019 non-GAAP financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 65.0% to 66.0%;

•	Adjusted operating expenses as a percentage of revenues of approximately 24.5% to 25.0%;

•	Adjusted interest expense of approximately $550 million to $560 million;

•	Adjusted effective tax rate of approximately 17.5% to 18.5%;

•	Adjusted diluted weighted average shares outstanding of approximately 234 million; and

•	Revenue, adjusted EBITDA, and adjusted diluted earnings per share weighted slightly more towards the second half of 2019.
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
In March 2019, the Company executed a debt refinancing which increases operational flexibility and significantly reduced the amount outstanding on most of the Company's near-term debt maturities. Additionally, the Company extended the maturity date for substantially its entire revolving credit facility from April 2022 to March 2024.
As of March 31, 2019, the Company had approximately $1.0 billion in unrestricted cash; debt of $8.1 billion; net debt of approximately $7.1 billion and a net debt to adjusted EBITDA ratio of 5.3.
First-quarter 2019 cash used in operating activities was $91 million, compared to $49 million of net cash provided by operating activities during first quarter 2018.

CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release today at 7:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 5669074. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from May 9, 2019 at 10:30 a.m. ET until 10:30 a.m. ET on May 12, 2019 by dialing U.S./Canada (855) 859-2056, International (404) 537-3406, and entering the passcode 5669074.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total Revenues, Net for the three months ended March 31, 2019 and 2018 (dollars in thousands):

	Three Months Ended March 31,		Percent Growth
	2019	2018
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$68,507	$57,141	20%
SUPPRELIN® LA	22,056	20,577	7%
Other Specialty (1)	24,403	19,027	28%
Total Specialty Products	$114,966	$96,745	19%
Established Products:
PERCOCET®	$30,760	$31,976	(4)%
TESTOPEL®	15,814	15,170	4%
Other Established (2)	41,985	56,344	(25)%
Total Established Products	$88,559	$103,490	(14)%
Total Branded Pharmaceuticals (3)	$203,525	$200,235	2%
Sterile Injectables:
VASOSTRICT®	$139,137	$113,725	22%
ADRENALIN®	47,322	29,740	59%
Ertapenem for injection	32,219	—	NM
Other Sterile Injectables (4)	51,370	72,389	(29)%
Total Sterile Injectables (3)	$270,048	$215,854	25%
Total Generic Pharmaceuticals	$218,526	$249,240	(12)%
Total International Pharmaceuticals	$28,312	$35,198	(20)%
Total revenues, net	$720,411	$700,527	3%
__________

(1)
Products included within Other Specialty are NASCOBAL® Nasal Spray and AVEED®. Beginning with our first quarter 2019 reporting, TESTOPEL®, which was previously included in Other Specialty, has been reclassified and is now included in the Established Products portfolio for all periods presented.

(2)	Products included within Other Established include, but are not limited to, LIDODERM®, VOLTAREN® Gel, EDEX®, FORTESTA® Gel, and TESTIM®, including the authorized generics of TESTIM® and FORTESTA® Gel.

(3)
Individual products presented above represent the top two performing products in each product category for the three months ended March 31, 2019 and/or any product having revenues in excess of $25 million during any quarterly period in 2019 or 2018.

(4)	Products included within Other Sterile Injectables include, but are not limited to, APLISOL® and ephedrine sulfate injection.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three months ended March 31, 2019 and 2018 (in thousands, except per share data):

	Three Months Ended March 31,
	2019	2018
TOTAL REVENUES, NET	$720,411	$700,527
COSTS AND EXPENSES:
Cost of revenues	391,909	403,598
Selling, general and administrative	151,123	166,667
Research and development	33,486	38,646
Litigation-related and other contingencies, net	6	(2,500)
Asset impairment charges	165,448	448,416
Acquisition-related and integration items	(37,501)	6,835
Interest expense, net	132,675	123,990
Gain on extinguishment of debt	(119,828)	—
Other expense (income), net	4,802	(2,878)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(1,709)	$(482,247)
INCOME TAX EXPENSE	10,903	15,491
LOSS FROM CONTINUING OPERATIONS	$(12,612)	$(497,738)
DISCONTINUED OPERATIONS, NET OF TAX	(5,961)	(7,751)
NET LOSS	$(18,573)	$(505,489)
NET LOSS PER SHARE—BASIC:
Continuing operations	$(0.06)	$(2.23)
Discontinued operations	(0.02)	(0.03)
Basic	$(0.08)	$(2.26)
NET LOSS PER SHARE—DILUTED:
Continuing operations	$(0.06)	$(2.23)
Discontinued operations	(0.02)	(0.03)
Diluted	$(0.08)	$(2.26)
WEIGHTED AVERAGE SHARES:
Basic	224,594	223,521
Diluted	224,594	223,521

The following table presents unaudited Condensed Consolidated Balance Sheet data at March 31, 2019 and December 31, 2018 (in thousands):

	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$981,739	$1,149,113
Restricted cash and cash equivalents	332,547	305,368
Accounts receivable	487,974	470,570
Inventories, net	331,391	322,179
Other current assets	138,482	95,920
Total current assets	$2,272,133	$2,343,150
TOTAL NON-CURRENT ASSETS	7,531,191	7,789,243
TOTAL ASSETS	$9,803,324	$10,132,393
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,702,155	$1,914,285
Other current liabilities	49,133	35,811
Total current liabilities	$1,751,288	$1,950,096
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,075,337	8,224,269
OTHER LIABILITIES	471,149	456,311
SHAREHOLDERS' DEFICIT	(494,450)	(498,283)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$9,803,324	$10,132,393

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the three months ended March 31, 2019 and 2018 (in thousands):

	Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES:
Net loss	$(18,573)	$(505,489)
Adjustments to reconcile Net loss to Net cash (used in) provided by operating activities:
Depreciation and amortization	162,733	191,590
Asset impairment charges	165,448	448,416
Other, including cash payments to claimants from Qualified Settlement Funds	(400,191)	(85,671)
Net cash (used in) provided by operating activities	$(90,583)	$48,846
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding capitalized interest	$(15,386)	$(24,874)
Proceeds from sale of business and other assets, net	103	13,350
Other	(1,094)	(4,073)
Net cash used in investing activities	$(16,377)	$(15,597)
FINANCING ACTIVITIES:
Repayments on borrowings, net	$(26,585)	$(9,821)
Other	(7,186)	(13,589)
Net cash used in financing activities	$(33,771)	$(23,410)
Effect of foreign exchange rate	537	(627)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$(140,194)	$9,212
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,476,837	1,311,014
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,336,643	$1,320,226

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of our non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the "Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures" section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the three months ended March 31, 2019 and 2018 (in thousands):

	Three Months Ended March 31,
	2019	2018
Net loss (GAAP)	$(18,573)	$(505,489)
Income tax expense	10,903	15,491
Interest expense, net	132,675	123,990
Depreciation and amortization (14)	162,733	174,458
EBITDA (non-GAAP)	$287,738	$(191,550)

Inventory step-up and other cost savings (2)	$—	$66
Upfront and milestone-related payments (3)	939	1,332
Inventory reserve increase from restructuring (4)	—	2,388
Separation benefits and other restructuring (5)	2,025	46,599
Certain litigation-related and other contingencies, net (6)	6	(2,500)
Asset impairment charges (7)	165,448	448,416
Fair value of contingent consideration (8)	(37,501)	6,835
Gain on extinguishment of debt (9)	(119,828)	—
Share-based compensation	24,733	17,890
Other expense (income), net (15)	4,802	(2,878)
Other adjustments	84	(698)
Discontinued operations, net of tax (12)	5,961	7,751
Adjusted EBITDA (non-GAAP)	$334,407	$333,651

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of our Loss from continuing operations (GAAP) to our Adjusted income from continuing operations (non-GAAP) for the three months ended March 31, 2019 and 2018 (in thousands):

	Three Months Ended March 31,
	2019	2018
Loss from continuing operations (GAAP)	$(12,612)	$(497,738)
Non-GAAP adjustments:
Amortization of intangible assets (1)	145,599	157,172
Inventory step-up and other cost savings (2)	—	66
Upfront and milestone-related payments (3)	939	1,332
Inventory reserve increase from restructuring (4)	—	2,388
Separation benefits and other restructuring (5)	2,025	46,599
Certain litigation-related and other contingencies, net (6)	6	(2,500)
Asset impairment charges (7)	165,448	448,416
Fair value of contingent consideration (8)	(37,501)	6,835
Gain on extinguishment of debt (9)	(119,828)	—
Other (10)	1,534	(3,254)
Tax adjustments (11)	(23,527)	(8,533)
Adjusted income from continuing operations (non-GAAP)	$122,083	$150,783

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three months ended March 31, 2019 and 2018 (in thousands, except per share data):

Three Months Ended March 31, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (13)
Reported (GAAP)	$720,411	$391,909	$328,502	45.6%	$312,562	43.4%	$15,940	2.2%	$17,649	$(1,709)	$10,903	(638.0)%	$(12,612)	$(5,961)	$(18,573)	$(0.06)
Items impacting comparability:
Amortization of intangible assets (1)	—	(145,599)	145,599		—		145,599		—	145,599	—		145,599	—	145,599	0.64
Upfront and milestone-related payments (3)	—	(661)	661		(278)		939		—	939	—		939	—	939	—
Separation benefits and other restructuring (5)	—	—	—		(2,025)		2,025		—	2,025	—		2,025	—	2,025	0.01
Certain litigation-related and other contingencies, net (6)	—	—	—		(6)		6		—	6	—		6	—	6	—
Asset impairment charges (7)	—	—	—		(165,448)		165,448		—	165,448	—		165,448	—	165,448	0.74
Fair value of contingent consideration (8)	—	—	—		37,501		(37,501)		—	(37,501)	—		(37,501)	—	(37,501)	(0.17)
Gain on extinguishment of debt (9)	—	—	—		—		—		119,828	(119,828)	—		(119,828)	—	(119,828)	(0.54)
Other (10)	—	—	—		—		—		(1,534)	1,534	—		1,534	—	1,534	0.01
Tax adjustments (11)	—	—	—		—		—		—	—	23,527		(23,527)	—	(23,527)	(0.10)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	5,961	5,961	—
After considering items (non-GAAP)	$720,411	$245,649	$474,762	65.9%	$182,306	25.3%	$292,456	40.6%	$135,943	$156,513	$34,430	22.0%	$122,083	$—	$122,083	$0.53

Three Months Ended March 31, 2018
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted (loss) income per share from continuing operations (13)
Reported (GAAP)	$700,527	$403,598	$296,929	42.4%	$658,064	93.9%	$(361,135)	(51.6)%	$121,112	$(482,247)	$15,491	(3.2)%	$(497,738)	$(7,751)	$(505,489)	$(2.23)
Items impacting comparability:
Amortization of intangible assets (1)	—	(157,172)	157,172		—		157,172		—	157,172	—		157,172	—	157,172	0.70
Inventory step-up and other cost savings (2)	—	(66)	66		—		66		—	66	—		66	—	66	—
Upfront and milestone-related payments (3)	—	(656)	656		(676)		1,332		—	1,332	—		1,332	—	1,332	0.01
Inventory reserve increase from restructuring (4)	—	(2,388)	2,388		—		2,388		—	2,388	—		2,388	—	2,388	0.01
Separation benefits and other restructuring (5)	—	(27,218)	27,218		(19,381)		46,599		—	46,599	—		46,599	—	46,599	0.21
Certain litigation-related and other contingencies, net (6)	—	—	—		2,500		(2,500)		—	(2,500)	—		(2,500)	—	(2,500)	(0.01)
Asset impairment charges (7)	—	—	—		(448,416)		448,416		—	448,416	—		448,416	—	448,416	2.00
Fair value of contingent consideration (8)	—	—	—		(6,835)		6,835		—	6,835	—		6,835	—	6,835	0.03
Other (10)	—	—	—		630		(630)		2,624	(3,254)	—		(3,254)	—	(3,254)	(0.01)
Tax adjustments (11)	—	—	—		—		—		—	—	8,533		(8,533)	—	(8,533)	(0.04)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	7,751	7,751	—
After considering items (non-GAAP)	$700,527	$216,098	$484,429	69.2%	$185,886	26.5%	$298,543	42.6%	$123,736	$174,807	$24,024	13.7%	$150,783	$—	$150,783	$0.67

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the Non-GAAP financial measures for the three months ended March 31, 2019 and 2018 are as follows:

(1)	Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended March 31,
	2019	2018
Amortization of intangible assets excluding fair value step-up from contingent consideration	$136,865	$149,860
Amortization of intangible assets related to fair value step-up from contingent consideration	8,734	7,312
Total	$145,599	$157,172

(2)	To exclude adjustments for inventory step-up.

(3)	Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended March 31,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$661	$—	$656	$—
Development-based	—	278	—	676
Total	$661	$278	$656	$676

(4)	To exclude charges reflecting adjustments to excess inventory reserves related to our various restructuring initiatives.

(5)	Adjustments for separation benefits and other restructuring included the following (in thousands):

	Three Months Ended March 31,
	2019		2018
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Separation benefits	$—	$1,802	$9,785	$15,396
Accelerated depreciation and product discontinuation charges	—	—	17,132	—
Other	—	223	301	3,985
Total	$—	$2,025	$27,218	$19,381

(6)	To exclude litigation-related settlement charges and certain settlements proceeds related to suits filed by our subsidiaries.
(7)Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended March 31,
	2019	2018
Goodwill impairment charges	$86,000	$391,000
Other intangible asset impairment charges	78,700	54,200
Property, plant and equipment impairment charges	748	3,216
Total asset impairment charges	$165,448	$448,416

(8)
To exclude the impact of changes in the fair value of contingent consideration resulting from changes to our estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of, and extent to which we will incur related contingent obligations.

(9)	To exclude the gain on the extinguishment of debt associated with our March 2019 refinancing.

(10)	Other adjustments included the following (in thousands):

	Three Months Ended March 31,
	2019		2018
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$—	$—	$(2,514)
(Gain) loss on sale of business and other assets	—	1,534	—	(110)
Other miscellaneous	—	—	(630)	—
Total	$—	$1,534	$(630)	$(2,624)

(11)
Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.

(12)	To exclude the results of the businesses reported as discontinued operations, net of tax.

(13)	Calculated as Net (loss) income from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended March 31,
	2019	2018
GAAP	224,594	223,521
Non-GAAP Adjusted	231,634	224,955

(14)
Depreciation and amortization per the Adjusted EBITDA reconciliations do not include certain depreciation amounts reflected in other lines of the reconciliations, including Acquisition-related and integration costs and Separation benefits and other restructuring.

(15)	To exclude Other expense (income), net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of our Net loss (GAAP) to our Adjusted EBITDA (non-GAAP) for the twelve months ended March 31, 2019 (in thousands) and the calculation of our Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended March 31, 2019
Net loss (GAAP)	$(544,553)
Income tax expense	18,347
Interest expense, net	530,341
Depreciation and amortization (14)	676,805
EBITDA (non-GAAP)	$680,940

Inventory step-up and other cost savings	$195
Upfront and milestone-related payments	44,715
Inventory reserve increase from restructuring	559
Separation benefits and other restructuring	38,774
Certain litigation-related and other contingencies, net	16,315
Asset impairment charges	633,971
Acquisition-related and integration costs	2,004
Fair value of contingent consideration	(24,426)
Gain on extinguishment of debt	(119,828)
Share-based compensation	60,914
Other income, net	(44,273)
Other adjustments	45
Discontinued operations, net of tax	67,912
Adjusted EBITDA (non-GAAP)	$1,357,817

Calculation of Net Debt:
Debt	$8,111,277
Cash (excluding Restricted Cash)	981,739
Net Debt (non-GAAP)	$7,129,538

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.3

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These Non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted EBITDA and Non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which could be significant.
See Endo's Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo's non-GAAP financial measures.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to the statements by Mr. Campanelli, as well as other statements regarding product development, market potential, corporate strategy, optimization efforts and restructurings, timing, closing and expected benefits and value from any acquisition, expected growth and regulatory approvals, together with Endo’s earnings per share from continuing operations amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings; unfavorable publicity regarding the misuse of opioids; timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845)-364-4833
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